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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Flowserve Corporation of our report dated February 10, 2000 (except for Note 8, as to which date is July 14, 2000), with respect to the consolidated statements of operations, comprehensive loss, shareholders' equity and cash flows of Flowserve Corporation and subsidiaries for the year ended December 31, 1999, included in the 2001 Annual Report to Shareholders of Flowserve Corporation for the year ended December 31, 2001.

Our audit also included the financial statement schedule of Flowserve Corporation for the year ended December 31, 1999, listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-28497) pertaining to the 1989 Stock Option Plan, (Form S-8 No.333-82081) and (Form S-8 No. 33-28497) pertaining to Flowserve Corporation Retirement Savings Plan (formerly the Duriron Company, Inc. Saving and Thrift
Plan), (Form S-8 No. 333-50667) pertaining to the BW/IP, Inc. 1996 Long-Term Incentive Plan, the BW/IP, Inc. 1996 Directors' Stock and Deferred Compensation Plan, the BW/IP International, Inc. 1992 Long-Term Incentive Plan and the BWIP Holding, Inc. Non-Employee Directors' Stock Option Plan, (Form S-8 No. 333-46234) pertaining to the 1997 and 1999 Stock Option Plans, and (Form S-3 No. 333-62044) and in the related Prospectus of our report dated February 10, 2000 (except for Note 8, as to which date is July 14, 2000), with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Flowserve Corporation.


                                               /s/ Ernst & Young LLP


Dallas, Texas
March 8, 2002